EXHIBIT 99.1

3D Systems Reports First Quarter 2014 Financial Results

-Increased demand across the board for products and services was led by a 76% unit sales growth of design and manufacturing 3D printers

-Higher placement of advanced 3D printers accelerated the growth rate of materials to 41%, delivering a record $40 million of revenue

ROCK HILL, S.C., April 29, 2014 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that its first quarter revenue grew 45% from the prior year to $147.8 million on 28% overall organic growth, resulting in GAAP earnings of $0.05 per share and non-GAAP earnings of $0.15 per share for the first quarter.

"Our first quarter results reflect expanding demand across all of our revenue categories, led by strong 76% unit sales growth of design and manufacturing printers, and the ongoing placement of manufacturing printers that continued to increase the growth rate of materials," said Avi Reichental, 3DS' President and Chief Executive Officer.

First Quarter 2014 Revenue Highlights (compared to first quarter 2013):

  3D printers and other products revenue increased 53% to $60.8 million.
  Print materials revenue grew 41% to $40.4 million.
  Services revenue rose 38% to $46.6 million.
  Healthcare revenue increased 53% to $21.7 million.
  Consumer revenue expanded 150% to $9.7 million.

The company exited the quarter with $28.8 million of backlog. The March 2014 backlog included $17.9 million of printer orders, in part reflecting increased demand for the company's Direct Metal 3D printers, which continues to outstrip manufacturing capacity.

Gross profit increased 41% and gross profit margin compressed 130 basis points to 51.1% compared to the first quarter of 2013 as printers growth continued to outpace other revenue categories, which contributed to GAAP net income of $4.9 million, and non-GAAP net income of $15.1 million.

"Consistent with our expectations, expanding placement and utilization of our advanced design and manufacturing 3D printers has accelerated our materials' revenue growth-rate, and we are pleased that our 3D printers growth continues to surpass all other product categories, despite the fact that the resulting mix delayed anticipated expansion of our gross profit margin," continued Reichental.

During the first quarter, the company continued to increase R&D investments and expand sales and marketing activities in support of accelerated growth, new product development and marketplace expansion, while also increasing its manufacturing capacity to accommodate rising demand.

At the same time, the company executed on acquisitions and strategic partnerships to broaden and enhance its 3D printing ecosystem, extending the 3D printing digital thread across its entire portfolio from consumer to healthcare to industrial manufacturing.

Recent Business Highlights

  In April, acquired Medical Modeling, a leading provider of FDA cleared, personalized surgical treatment planning and patient specific medical devices, to create the most comprehensive 3D printing medical devices capabilities
  Signed a definitive agreement to acquire Robtec to create a strategic Latin American sales and service platform, multiplex the company's reach and establish local presence
  Began R&D operations at acquired Wilsonville location, with a fully assembled team of 100 engineers, chemists and materials scientists using state of the art labs to support the accelerated development of next-generation products
  Advanced progress on continuous, fab-grade 3D printer platform and materials in support of Google's Project Ara phone commercialization and other advanced manufacturing opportunities
  Now powering the in-store 3D printing experience launched by Staples in New York and Los Angeles in April

Management continues to focus on accelerating the company's growth and expanding its market share, prioritizing initiatives and investments that are central to its plans to double revenue over the next couple of years. Management reiterates its 2014 guidance, expecting revenue to be in range of $680 million to $720 million and its GAAP earnings per share to be in the range of $0.44 to $0.56 and non-GAAP earnings per share to be in the range of $0.73 to $0.85. Additionally, management expects a greater portion of revenue and earnings to be generated during the second half of 2014, as the full impact of its new products and services materializes.

"We believe that 3D Printing is on the cusp of accelerated design and manufacturing adoption, and the ultimate measure of our success will be the value we create from our market share and scale gains over time. While our stepped up strategy and investments continue to pressure our quarterly earnings, we believe that our actions set the stage to substantially compress the time required to deliver greater value. Accordingly, we expect operating leverage to resume in the second half of 2015 and be fully restored the following year," concluded Reichental.

Q1 2014 Conference Call and Webcast

3D Systems plans to hold a conference call and simultaneous webcast to discuss its financial results for the first quarter of 2014 on Tuesday, April 29, 2014, at 9:00 a.m. Eastern Time. The company expects to release these financial results and to file its Form 10-Q on April 29, 2014.

Date: Tuesday, April 29, 2014

Time: 9:00 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-866-515-2909
Outside the U.S.: 1-617-399-5123
Participant code: 69473318

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems is a leading provider of 3D printing centric design-to-manufacturing solutions including 3D printers, print materials and cloud sourced on-demand custom parts for professionals and consumers alike in materials including plastics, metals, ceramics and edibles. The company also provides integrated 3D scan-based design, freeform modeling and inspection tools and integrated 3D planning and printing digital thread that for personalized surgery and patient specific medical devices. Its products and services replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce functional parts and assemblies, empowering customers to manufacture the future.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Income and Comprehensive Income
Quarter Ended March 31, 2014 and 2013

	Quarter Ended March 31,
(in thousands, except per share amounts)	2014	2013
Revenue:
Products	$101,194	$68,452
Services	46,564	33,627
Total revenue	147,758	102,079
Cost of sales:
Products	46,816	29,745
Services	25,470	18,857
Total cost of sales	72,286	48,602
Gross profit	75,472	53,477
Operating expenses:
Selling, general and administrative	48,720	29,454
Research and development	17,235	6,504
Total operating expenses	65,955	35,958
Income from operations	9,517	17,519
Interest and other expense, net	1,048	10,067
Income before income taxes	8,469	7,452
Provision for income taxes	3,559	1,569
Net income	4,910	5,883
Net income attributable to noncontrolling interest	(33)	—
Net income attributable to 3D Systems Corporation	$4,877	$5,883

Other comprehensive income:
Pension adjustments, net of taxes: $6 (2014) and $ — (2013)	$19	$29
Foreign currency translation loss attributable to 3D Systems Corporation	(13)	(3,261)
Total other comprehensive income (loss)	6	(3,232)
Comprehensive income	4,883	2,651
Foreign currency translation gain attributable to noncontrolling interest	(26)	—
Comprehensive income attributable to 3D Systems Corporation	$4,857	$2,651

Net income per share available to 3D Systems Corporation common stockholders — basic and diluted	$0.05	$0.06

3D Systems Corporation
Unaudited Consolidated Balance Sheets
March 31, 2014 and December 31, 2013

	March 31,	December 31,
(in thousands, except par value)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$306,704	$306,316
Accounts receivable, net of allowance for doubtful accounts of $9,639 (2014) and $8,133 (2013)	141,990	132,121
Inventories, net	86,030	75,148
Prepaid expenses and other current assets	14,554	7,203
Current deferred income tax asset	6,976	6,067
Total current assets	556,254	526,855
Property and equipment, net	48,982	45,208
Intangible assets, net	150,946	141,709
Goodwill	359,918	370,066
Long term deferred income tax asset	649	548
Other assets, net	13,308	13,470
Total assets	$1,130,057	$1,097,856
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$190	$187
Accounts payable	56,414	51,729
Accrued and other liabilities	35,356	28,430
Customer deposits	6,238	5,466
Deferred revenue	24,266	24,644
Total current liabilities	122,464	110,456
Long term portion of capitalized lease obligations	7,230	7,277
Convertible senior notes, net	11,500	11,416
Long term deferred income tax liability	14,407	19,714
Other liabilities	20,679	15,201
Total liabilities	176,280	164,064
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 104,348 (2014) and 103,818 (2013)	104	104
Additional paid-in capital	881,775	866,552
Treasury stock, at cost: 618 shares (2014) and 600 shares (2013)	(301)	(286)
Accumulated earnings	65,364	60,487
Accumulated other comprehensive income	5,795	5,789
Total 3D Systems Corporation stockholders' equity	952,737	932,646
Noncontrolling interest	1,040	1,146
Total stockholders' equity	953,777	933,792
Total liabilities and stockholders' equity	$1,130,057	$1,097,856

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Quarter Ended March 31, 2014 and 2013

	Quarter Ended March 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$4,910	$5,883
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit of deferred income taxes	(7,610)	(3,543)
Depreciation and amortization	12,486	5,992
Non-cash interest on convertible notes	95	467
Provision for bad debts	1,341	601
Stock-based compensation	7,276	2,221
Gain on the disposition of property and equipment	286	63
Loss on conversion of convertible debt	—	5,715
Changes in operating accounts:
Accounts receivable	(11,402)	(8,785)
Inventories	(13,034)	(3,320)
Prepaid expenses and other current assets	(7,375)	(440)
Accounts payable	4,267	(755)
Accrued and other liabilities	8,273	1,119
Customer deposits	976	1,284
Deferred revenue	(396)	1,798
Other operating assets and liabilities	215	(1,853)
Net cash provided by operating activities	308	6,447
Cash flows from investing activities:
Purchases of property and equipment	(3,551)	(2,295)
Additions to license and patent costs	(210)	(177)
Proceeds from disposition of property and equipment	—	4
Cash paid for acquisitions, net of cash assumed	(2,000)	(52,949)
Other investing activities	(100)	—
Net cash used in investing activities	(5,861)	(55,417)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	5,448	4,299
Proceeds from exercise of stock options and restricted stock, net	484	302
Cash disbursed in lieu of fractional shares related to stock split	—	(177)
Repayment of capital lease obligations	(44)	(38)
Net cash provided by financing activities	5,888	4,386
Effect of exchange rate changes on cash	53	(732)
Net increase in cash and cash equivalents	388	(45,316)
Cash and cash equivalents at the beginning of the period	306,316	155,859
Cash and cash equivalents at the end of the period	$306,704	$110,543

3D Systems Corporation
Schedule 1
Earnings Per Share
Quarter Ended March 31, 2014 and 2013

	Quarter Ended March 31,
(in thousands, except per share amounts)	2014	2013
Numerator:
Net income attributable to 3D Systems Corporation – numerator for basic net earnings per share	$4,877	$5,883
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)	—	—
Numerator for diluted earnings per share	$4,877	$5,883

Denominator:
Weighted average shares – denominator for basic net earnings per share	103,546	91,822
Add: Effect of dilutive securities
5.50% convertible notes (after-tax)	—	—
Denominator for diluted earnings per share	103,546	91,822

Earnings per share
Basic and diluted	$0.05	$0.06

Interest expense excluded from diluted earnings per share calculation (a)	$156	$977
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	876	3,379

a) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter Ended March 31, 2014 and 2013

	Quarter Ended March 31,
(in thousands, except per share amounts)	2014	2013
GAAP net income attributable to 3D Systems Corporation	$4,877	$5,883
Cost of sales adjustments:
Amortization of intangibles	65	59
Operating expense adjustments:
Amortization of intangibles	9,128	3,753
Acquisition and severance expenses	990	2,198
Non-cash stock-based compensation expense	7,276	2,221
Interest and other expense adjustments:
Non-cash interest expense	96	468
Loss on convertible notes	—	5,715
Loss on litigation and tax settlements	—	2,000
Tax effect	(7,373)	(3,447)
Non-GAAP net income	$15,059	$18,850

Non-GAAP basic and diluted earnings per share	$0.15	$0.21
CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com